 Exhibit  99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2009

LETTER FROM THE CEOs                                                                                                                              As of November 13, 2009

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the third quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2009, Fund Eleven was in its operating period.  As of September 30th, we had invested $429,842,2671 of capital, or 134.38% of capital available for investment, in approximately $796,316,9732 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio3 for the quarter was 130.90%.  As of September 30th, Fund Eleven maintained a leverage ratio of 0.804.  Fund Eleven collected approximately 84.19%5 of all scheduled rent and loan receivables due for the quarter, with the uncollected receivables relating primarily to our continued restructurings with Heuliez and ZIM, and the termination of the bareboat charters with affiliates of Top Ships, all of which you can read about in further detail in the portfolio overview section that follows this letter.

While the vast majority of our portfolio’s active investments are performing in the face of a challenging economy, our portfolio has not been completely spared.  In particular, we continue to closely monitor our shipping investments given the state of the market for these assets and the continued unprecedented decline in charter rates and asset values. More specifically, our investments in certain container vessels that were purchased during a strong market will be challenged to achieve a return on investment given their age and the negative outlook for this asset class.  On the other hand, our investments in other vessels, namely double-hulled tankers, should fare better since the prospects for recovery in this asset class are more positive.

In addition, we own auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC, which filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez SA and Heuliez Investissements SNC to Bernard Krief Consultants, which approval included the transfer of our leases.  Subsequently, the Heuliez companies have requested a restructuring of their lease payments and we are actively negotiating terms acceptable to both parties.  We have agreed to reduce their lease payments during the period of these negotiations, but expect to collect all amounts due to us in accordance with the lease.  For a more detailed description, please refer to the portfolio overview section that follows this letter.

Since Fund Eleven is fully invested, we did not make any new investments in equipment during the third quarter of 2009.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
4	The ratio of inflows from investments divided by paid distributions.
4	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5	Collections as of November 13, 2009.

ICON LEASING FUND ELEVEN, LLC

- Portfolio Overview Third Quarter 2009 -

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2009. References to “we,” “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the third quarter of 2009, we continued in our operating period, during which time we continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment. Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

•
On September 30, 2009, ICON Global Crossing, LLC (“ICON Global Crossing”) sold certain telecommunications equipment on lease to Global Crossing Telecommunications, Inc. (“Global Crossing”) back to it for a purchase price of $5,493,000 and removed the equipment from the Global Crossing lease.  The transaction was effected in order to redeem our 61.39% ownership interest in ICON Global Crossing.  The sale proceeds will be paid to us and our ownership interest in ICON Global Crossing was assigned 48.69% to ICON Income Fund Ten, LLC (“Fund Ten”) and 12.70% to ICON Income Fund Eight A L.P. (“Fund Eight A”), affiliates of our Manager, which adjusted Fund Ten’s and Fund Eight A’s ownership interests in ICON Global Crossing to 79.31% and 20.69%, respectively.  Prior to this transaction, our share of the total purchase price was acquired for approximately $15,400,000.  We received a cash-on-cash return of approximately 143% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2009, our portfolio consisted primarily of the following investments.

•
Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through two wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.

•
ICON Northern Leasing, LLC, a joint venture among us, Fund Ten and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an affiliate of our Manager, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Twelve have ownership interests of 35%, 12.25% and 52.75%, respectively. The aggregate purchase price for the Notes was approximately $31,573,000 and is secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $11,051,000.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring.

•
Machining and metal working equipment subject to lease with W Forge Holdings, Inc. (“W Forge”) and MW Scott, Inc. (“Scott,” together with W Forge, collectively referred to as the “MW Group”), each of which is a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We acquired the equipment for the aggregate purchase price of approximately $22,200,000.  The equipment is subject to sixty month leases with the MW Group that commenced on January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. (“General”) and AMI Manchester, LLC (“Manchester”), each of which is also a wholly-owned subsidiary of MWU, for purchase prices of $400,000 and $1,700,000, respectively.  These assets are subject to leases that commenced on January 1, 2008 and will continue for a period of sixty months.  On February 27, 2009, we, Fund Ten, Fund Twelve and IEMC Corp. entered into an Amended Forbearance Agreement with MWU, W Forge, Scott, MW Gilco, LLC, General, Manchester and four other subsidiaries of MWU with respect to certain lease defaults.  In consideration for restructuring W Forge’s lease payment schedule, we received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W Forge, at an exercise price of $0.01 per share exercisable for a period of five years from the grant date.  In April 2009, we further restructured the payment obligations of W Forge to give it additional flexibility while at the same time attempting to preserve our projected economic return on our investment.  In consideration for this restructuring, we received a warrant from W Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate exercise price of $1,000, exercisable until March 31, 2015.

•
We own a 13.26% interest in a joint venture with Fund Ten and ICON Income Fund Nine, LLC (“Fund Nine”), an affiliate of our Manager, who have interests of 72.34% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing.  The lease is scheduled to expire on October 31, 2010.  Our wholly-owned subsidiary, ICON Global Crossing III, LLC, owns telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to eight leases with Global Crossing.  Two of the leases are for forty-eight months, while the other six leases are for thirty-six months, all of which expire between December 2010 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Ten.  We own a 55% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing. This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), has agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, Heuliez has requested a restructuring of its lease payments and we are actively negotiating terms acceptable to both parties.  We have agreed to reduce Heuliez’s lease payments during the period of these negotiations, but expect to collect all amounts due to us in accordance with the lease.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  We and Fund Twelve have ownership interests of 45% and 55%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and will continue for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Although we believe that we are adequately secured under the transaction documents, due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
Four 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Andaman Sea (the “Andaman Sea”), the M/V ZIM Hong Kong (the “ZIM Hong Kong”), the M/V ZIM Israel (the “ZIM Israel“) and the M/V ZIM Japan Sea (the “ZIM Japan Sea”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are each scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.  On October 30, 2009, we, through our wholly-owned subsidiaries, amended the bareboat charters for the vessels to restructure each respective charterer’s payment obligations so that we will continue to receive payments through September 30, 2014 in accordance with each amended charter.

•
Four 45,720 – 47,094 DWT product carrying vessels, the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard.  The original purchase price for the four vessels was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.  On June 24, 2009, our wholly-owned subsidiaries, ICON Doubtless, LLC, ICON Faithful, LLC, ICON Spotless, LLC and Isomar Marine Co. Ltd. (each an “ICON Entity” and collectively, the “ICON Entities”), terminated their bareboat charters with subsidiaries of Top Ships, Inc. (“Top Ships”) for the vessels.  Each ICON Entity took an assignment of the current time charter for its respective vessel.  Simultaneously with the terminations and assignments, the loan to the ICON Entities for the vessels was terminated and a new two year loan was entered into in the aggregate amount of $26,500,000.  The interest rate on the loan was fixed at a rate of 7.62%.  In addition, at closing, Top Ships, on behalf of the bareboat charterers, paid termination fees consisting of (i) bareboat charter hire in the aggregate amount of $4,093,440, (ii) a termination payment in the amount of $8,500,000, (iii) a payment for repairs and surveys of the vessels in the amount of $2,250,000, and (iv) an additional payment for expenses in the amount of $1,000,000.  In addition, Top Ships waived its right to collect the non-recourse loan obligations of $10,000,000 that were owed by the ICON Entities in connection with the vessels.  The time charters expire on various dates between January 2010 and May 2010 and we are currently in active negotiations to extend the time charters.

Revolving Line of Credit

We and ICON Income Fund Eight B L.P., Fund Nine, Fund Ten, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., entities sponsored by our Manager (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2010.  The interest rate at September 30, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $7,625,000 at September 30, 2009, $7,260,000 of which was attributable to the Fund.  Subsequent to September 30, 2009, the Fund repaid $5,000,000, which reduced the Fund’s outstanding loan balance to $2,260,000.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Effective July 1, 2009, our Manager suspended its collection of a portion of its management fees through September 30, 2009. Our Manager will review this suspension on a month-to-month basis.  No change has occurred with respect to this suspension as of the date of this Portfolio Overview.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $83,453 and $250,369 for the three and nine months ended September 30, 2009, respectively.  Our Manager’s interest in our net loss for the three and nine months ended September 30, 2009 was $535,926 and $238,507, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2009	2008	2009	2008
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$119,719	$-	$1,159,820
ICON Capital Corp.	Manager	Management fees (2) (3)	170,170	1,037,806	2,185,858	4,216,992
ICON Capital Corp.	Manager	Administrative expense reimbursements (2)	321,758	557,413	1,607,232	3,167,296
			$491,928	$1,714,938	$3,793,090	$8,544,108

(1) Capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Charged directly to operations.

At September 30, 2009, we had a receivable due in the amount of $5,493,000 from ICON Global Crossing to redeem our membership interest. We also have a payable of $370,656 due to our Manager and its affiliates that consisted primarily of an accrual due to our Manager for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
(unaudited)

Assets

	September 30,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$5,506,096	$7,670,929
Current portion of net investment in finance leases	8,484,997	7,576,361
Deferred time charter expense	3,005,721	-
Accounts receivable	4,809,808	1,787,007
Restricted cash	1,556,347	226,048
Due from affiliate	5,493,000	-
Other current assets	3,478,682	1,205,725

Total current assets	32,334,651	18,466,070

Non-current assets:
Net investment in finance leases, less current portion	17,427,154	23,908,072
Leased equipment at cost (less accumulated depreciation of $158,378,124 and $120,637,537, respectively)	234,154,971	333,224,351
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	12,879,398	18,659,329
Deferred income taxes	944,809	206,101
Other non-current assets, net	599,284	992,230

Total non-current assets	278,727,622	389,712,089

Total Assets	$311,062,273	$408,178,159

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$57,997,050	$42,995,346
Revolving line of credit, recourse	7,260,000	5,000,000
Derivative instruments	6,032,048	9,257,854
Deferred revenue	2,959,732	4,494,922
Due to Manager and affiliates	370,656	288,802
Income taxes payable	172,202	188,665
Accrued expenses and other current liabilities	3,496,953	851,856

Total current liabilities	78,288,641	63,077,445

Non-current liabilities:
Non-recourse long-term debt, less current portion	59,870,383	120,454,287

Total Liabilities	138,159,024	183,531,732

Commitments and contingencies (Note 13)

Equity:
Members' Equity:
Additional Members	168,981,628	217,496,668
Manager	(1,524,484)	(1,035,608)
Accumulated other comprehensive loss	(2,370,396)	(6,275,279)

Total Members' Equity	165,086,748	210,185,781

Noncontrolling Interests	7,816,501	14,460,646

Total Equity	172,903,249	224,646,427

Total Liabilities and Equity	$311,062,273	$408,178,159

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Rental income	$15,070,264	$19,982,514	$54,049,093	$70,202,950
Time charter revenue	2,722,356	-	3,023,317	-
Finance income	609,698	641,882	1,988,295	3,871,390
(Loss) income from investments in joint ventures	(1,209,275)	176,587	77,021	1,570,572
Net gain on sales of new equipment	-	-	-	278,082
Net gain (loss) on sales of leased equipment	120,919	-	196,104	(720,385)
Net loss on sale of portfolio	-	(271,988)	-	(11,921,785)
Net (loss) gain on lease termination	(478,925)	-	25,659,491	-
Interest and other income	911,292	451,854	2,556,319	1,972,464

Total revenue	17,746,329	20,980,849	87,549,640	65,253,288

Expenses:
Management fees - Manager	170,170	1,037,806	2,185,858	4,216,992
Administrative expense reimbursements - Manager	321,758	557,413	1,607,232	3,167,296
General and administrative	406,028	341,981	1,603,889	2,383,577
Vessel operating expense	5,678,590	-	5,992,455	-
Interest	2,469,289	3,076,106	7,795,762	9,872,200
Depreciation and amortization	25,497,158	13,857,807	54,509,925	51,237,519
Impairment loss	36,381,554	-	36,381,554	-
(Gain) loss on financial instruments	(54,790)	(148,692)	(76,773)	41,628

Total expenses	70,869,757	18,722,421	109,999,902	70,919,212

(Loss) income before income taxes	(53,123,428)	2,258,428	(22,450,262)	(5,665,924)

Benefit (provision) for income taxes	47,583	(337,139)	173,201	2,707,715

Net (loss) income	(53,075,845)	1,921,289	(22,277,061)	(2,958,209)

Less: Net income attributable to noncontrolling interests	(516,769)	(594,777)	(1,573,664)	(1,471,225)

Net (loss) income attributable to Fund Eleven	$(53,592,614)	$1,326,512	$(23,850,725)	$(4,429,434)

Net (loss) income attributable to Fund Eleven allocable to:
Additional Members	$(53,056,688)	$1,313,247	$(23,612,218)	$(4,385,139)
Manager	(535,926)	13,265	(238,507)	(44,295)

	$(53,592,614)	$1,326,512	$(23,850,725)	$(4,429,434)

Weighted average number of additional shares of
limited liability company interests outstanding	363,120	363,355	363,153	363,430

Net (loss) income attributable to Fund Eleven per weighted
average additional share of limited liability company interests	$(146.11)	$3.61	$(65.02)	$(12.07)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity
(unaudited)

	Members' Equity
	Additional
	Shares of Limited Liability			Accumulated Other
	Company Interests	Additional Members	Manager	Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	363,256	$217,496,668	$(1,035,608)	$(6,275,279)	$210,185,781	$14,460,646	$224,646,427
Comprehensive income:
Net income	-	2,508,338	25,337	-	2,533,675	561,459	3,095,134
Change in valuation of derivative instruments	-	-	-	1,064,686	1,064,686	-	1,064,686
Currency translation adjustments	-	-	-	(761,706)	(761,706)	-	(761,706)
Total comprehensive income	-	-	-	302,980	2,836,655	561,459	3,398,114
Shares of limited liability company interests redeemed	(82)	(60,599)	-	-	(60,599)	-	(60,599)
Cash distributions to members and noncontrolling interests	-	(8,262,827)	(83,463)	-	(8,346,290)	(1,596,819)	(9,943,109)

Balance, March 31, 2009	363,174	211,681,580	(1,093,734)	(5,972,299)	204,615,547	13,425,286	218,040,833

Comprehensive income:
Net income	-	26,936,132	272,082	-	27,208,214	495,436	27,703,650
Change in valuation of derivative instruments	-	-	-	1,783,051	1,783,051	-	1,783,051
Currency translation adjustments	-	-	-	693,782	693,782	-	693,782
Total comprehensive income	-	-	-	2,476,833	29,685,047	495,436	30,180,483
Shares of limited liability company interests redeemed	(27)	(20,048)	-	-	(20,048)	-	(20,048)
Cash distributions to members and noncontrolling interests	-	(8,261,804)	(83,453)	-	(8,345,257)	(1,582,103)	(9,927,360)

Balance, June 30, 2009	363,147	230,335,860	(905,105)	(3,495,466)	225,935,289	12,338,619	238,273,908

Comprehensive (loss) income:
Net (loss) income	-	(53,056,688)	(535,926)	-	(53,592,614)	516,769	(54,109,383)
Change in valuation of derivative instruments	-	-	-	674,070	674,070	-	674,070
Currency translation adjustments	-	-	-	451,000	451,000	-	451,000
Total comprehensive (loss) income	-	-	-	1,125,070	(52,467,544)	516,769	(52,984,313)
Shares of limited liability company interests redeemed	(48)	(35,740)	-	-	(35,740)	-	(35,740)
Deconsolidation of a noncontrolling interest	-	-	-	-	-	(3,442,066)	(3,442,066)
Cash distributions to members and noncontrolling interests	-	(8,261,804)	(83,453)	-	(8,345,257)	(1,596,821)	(9,942,078)

Balance, September 30, 2009	363,099	$168,981,628	$(1,524,484)	$(2,370,396)	$165,086,748	$7,816,501	$171,869,711

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(22,277,061)	$(2,958,209)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(9,248,000)	(9,838,051)
Finance income	(1,988,295)	(3,871,390)
Income from investments in joint ventures	(77,021)	(1,570,572)
Net gain on sales of new equipment	-	(278,082)
Net (gain) loss on sales of leased equipment	(196,104)	720,385
Net gain on lease termination	(14,145,129)	-
Net loss on sale of portfolio	-	11,921,785
Depreciation and amortization	54,509,925	51,237,519
Amortization of deferred time charter expense	1,591,708	-
Interest expense on non-recourse financing paid directly to lenders by lessees	3,096,692	2,712,552
Interest expense from amortization of debt financing costs	258,308	273,719
Impairment	36,381,554	-
(Gain) loss on financial instruments	(485,773)	41,628
Deferred tax benefit	(661,804)	(361,966)
Changes in operating assets and liabilities:
Collection of finance leases	7,399,878	17,271,450
Accounts receivable	(3,009,587)	(2,182,305)
Other assets, net	(2,486,947)	1,144,443
Payables, deferred revenue and other current liabilities	882,091	(10,902,456)
Due to/from Manager and affiliates	102,158	127,301
Distributions from joint ventures	1,877,938	404,289

Net cash provided by operating activities	51,524,531	53,892,040

Cash flows from investing activities:
Investments in equipment subject to lease	-	(44,513,142)
Proceeds from sales of new and leased equipment	590,832	7,315,210
Proceeds from sale of portfolio	-	7,316,137
Investment in financing facility	-	(164,822)
Repayment of financing facility	-	4,367,055
Investments in joint ventures	-	(4,056,373)
Change in restricted cash	(1,330,299)	452,098
Distributions received from joint ventures in excess of profits	3,979,014	786,496

Net cash provided by (used in) investing activities	3,239,547	(28,497,341)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	14,534,777
Repayments of non-recourse long-term debt	(29,190,000)	(43,308,853)
Proceeds from revolving line of credit, recourse	2,260,000	-
Repurchase of additional shares of limited liability company interests	(116,387)	(424,313)
Cash distributions to members	(25,036,804)	(25,058,711)
Investment in joint venture by noncontrolling interest	-	5,615,733
Distributions to noncontrolling interests	(4,775,743)	(3,777,317)

Net cash used in financing activities	(56,858,934)	(52,418,684)

Effects of exchange rates on cash and cash equivalents	(69,977)	23,934

Net decrease in cash and cash equivalents	(2,164,833)	(27,000,051)

Cash and cash equivalents, beginning of the period	7,670,929	42,339,549

Cash and cash equivalents, end of the period	$5,506,096	$15,339,498

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,151,161	$4,860,831

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$9,248,000	$9,282,000

Transfer of non-recourse debt in connection with the
sale of a leasing portfolio	$-	$73,187,369

Deconsolidation of noncontrolling interest in connection with
the sale of a controlling interest in ICON Global Crossing, LLC	$3,442,066	$-

Deconsolidation of the carrying value of leased equipment in connection
with the sale of a controlling interest in ICON Global Crossing, LLC	$3,370,458	$-

Receivable from the redemption of a controlling interest in
ICON Global Crossing, LLC	$5,493,000	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.